UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2009

GeoPetro Resources Company

 (Exact name of registrant as specified in its charter)

California	001-16749	94-3214487
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

One Maritime Plaza, Suite 700

San Francisco, CA  94111

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (415) 398-8186

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Appointment of Principal Officer

On March 11, 2009, GeoPetro Resources Company appointed Pete J. Craven as the interim Chief Financial Officer of the Company, effective as of such date.  Mr. Craven, age 52, had been working as an independent consultant with GeoPetro since February 2, 2009.   From February 2007 to December 2008, he served as Chief Financial Officer, Vice President of Finance and Corporate Secretary of Torrent Energy Corporation, a public oil and gas exploration company.   From 1995 through 2006 Mr. Craven held various financial and accounting positions of increasing responsibility with PacifiCorp, an integrated electricity company with over $10 billion in assets and operations in the Western United States.     In 1990 to 1993, Mr. Craven was the Vice President and Controller for Nerco, Inc., a Fortune 500 diversified natural resource company and a top 20 U.S. independent natural gas producer.  Mr. Craven began his professional career as a CPA with the public accounting firm Ernst and Young and has an Accounting and Economics degree from Gonzaga University.

The material terms of Mr. Craven’s employment letter and interim executive services agreement include an hourly rate of pay of $125 and reimbursement of reasonable business and travel expenses.  Mr. Craven will be reporting directly to Mr. Stuart J. Doshi, the Company’s President, Chief Executive Officer and Chairman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOPETRO RESOURCES COMPANY

Date: March 11, 2009	By:	/s/ Stuart J. Doshi
Stuart J. Doshi, President, Chief
Executive Officer and Chairman